UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2023

Agios Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36014	26-0662915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Sidney Street,	Cambridge,	MA	02139
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (617) 649-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	AGIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 2, 2023, the Board of Directors (the “Board”) of Agios Pharmaceuticals, Inc. (the “Company”) approved an amendment and restatement of the Company’s Second Amended and Restated By-Laws (as so amended and restated, the “Third Amended and Restated By-Laws”), effective immediately. The amendments effected by the Third Amended and Restated By-Laws, among other things:

•

Revise and enhance, in light of the universal proxy rules adopted by the Securities and Exchange Commission, procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submission of proposals regarding other business at stockholder meetings by:

•

Requiring additional background information, disclosures and certain representations from proposing stockholders and beneficial owners and the respective affiliates and associates of, or others acting in concert with such stockholder and such beneficial owner (each, a “Stockholder Associated Person”);

•

Providing that if any stockholder, beneficial owner and/or Stockholder Associated Person that intends to solicit proxies in support of any nominees other than the Company’s nominees provides the notice and information required by Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), then such stockholder, beneficial owner and/or Stockholder Associated Person, upon request by the Company, must provide to the Company no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3), which is to solicit the holders of shares of at least 67% of the voting power of shares entitled to vote on the election of directors and to include a statement to that effect in the proxy statement or form of proxy; and

•

Providing that if any stockholder, beneficial owner and/or Stockholder Associated Person fails to comply with the requirements of Rule 14a-19 under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Company that such requirements have been met), then the Company will disregard the nomination of each of the director nominees proposed by such stockholder, beneficial owner and/or Stockholder Associated Person and any proxies or votes solicited for such nominees;

•	Clarify that notice of stockholder meetings may be given to stockholders in accordance with Section 232 of the General Corporation Law of the State of Delaware (the “DGCL”);

•	Eliminate the former requirement that the list of stockholders entitled to vote at a stockholder meeting also be made available during the actual meeting;

•	Address adjournment of stockholder meetings relying on remote communication due to a technical failure;

•

Clarify that a stockholder may make director nominations at a special meeting of stockholders only if the Board has determined that directors will be elected at such meeting and at such time that the stockholders are not prohibited from filling vacancies or newly created directorships on the Board;

•

Provide that the number of nominees that a stockholder may nominate at a meeting of stockholders may not exceed the number of Board seats that the Board has determined will be filled by vote at a meeting;

•

Extend the time period in which the Company may advance the date of the annual meeting of stockholders relative to the anniversary of the preceding year’s annual meeting without being required to update the deadlines for receipt of a stockholder’s advance notice of business and nominations for an annual meeting in accordance with the Third Amended and Restated By-Laws from 20 days to 30 days; and

•

Add provisions for special notice and quorum requirements for Board meetings during an emergency condition of the type described in Section 110(a) of the DGCL, and limiting the liability of officers, directors and employees acting pursuant to such emergency provisions to willful misconduct.

The Third Amended and Restated By-Laws also includes various other updates, including certain technical, conforming and clarifying changes. The foregoing description of the Third Amended and Restated By-Laws is qualified in its entirety by reference to the full text of the Third Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Third Amended and Restated By-Laws of Agios Pharmaceuticals, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGIOS PHARMACEUTICALS, INC.

Date: March 3, 2023	By:	/s/ Brian Goff
Brian Goff
Chief Executive Officer